Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Announces April 30, 2019 Assets Under Management

Overland Park, KS, May 10, 2019 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported preliminary assets under management of $72.9 billion for the month ended April 30, 2019, compared to $71.7 billion on March 31, 2019.

Assets Under Management

	Preliminary
	Month Ended April 30, 2019
($ in Millions)	Retail	Institutional	Total

Beginning assets	$67,601	$4,053	$71,654
Net flows	(759)	(344)	(1,103)
Market action	2,183	159	2,342
Ending assets	$69,025	$3,868	$72,893

Cautionary Statement

The preliminary information included in this news release reflects management’s estimate based on currently available information.  Estimates are subject to change. Accordingly, you should not place undue reliance upon this preliminary information.

Contacts

Investor Contact:

Mike Daley, VP, Corporate Controller & Investor Relations, (913) 236-1795, mdaley1@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and financial planning services to clients throughout the United States since 1937.  Today, we distribute our investment products through the unaffiliated channel (encompassing broker/dealer, retirement, and registered investment advisors), our broker-dealer channel (through independent financial advisors), and our Institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.